EXHIBIT 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-69951, No. 333-90635) of our report dated August 5, 1998, except as to the pooling of interests which is as of November 5, 1999, with respect to the consolidated financial statements of AnswerThink Consulting Group, Inc. for the year ended January 2, 1998, included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP


New York, New York
March 9, 2000